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EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Ventura County National Bancorp of our report dated February 9, 1996 appearing in the Annual Report on Form 10-K for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP
March 27, 1996
Los Angeles, California